SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 11, 2022

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01 Other Events.

Zion Oil and Gas, Inc., a Delaware corporation, which has an active petroleum exploration license onshore Israel, the Megiddo License 428, comprising approximately 99,000 acres, announces that it has filed for a new exploration license pursuant to the provisions of the Petroleum Law, 5712-1952, as amended, the Petroleum Regulations, 5713-1953, as amended, and the Guidelines of the Commissioner for Petroleum Affairs for the Submission of Onshore Oil Exploration License in the Megiddo-Jezreel Valley on the same 99,000 acre area. The new exploration license filing will further the current and future work plans in Israel. Simultaneously with the new exploration license filing, Zion has submitted a petition seeking administrative approval of a term of three-years for the #428 exploration license under Israel’s petroleum law.

All well-testing, completion, and enhancement equipment are at the Haifa port or on location in Israel for the next phase of Zion’s operations. Zion’s MJ-02 well has been completed through casing, liner, and cementing. Ongoing operations include well stimulation and DST testing. All necessary equipment to conduct the well stimulation and DST testing are in country despite the global logistical backlog.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	– Press release dated May 11, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil & Gas, Inc.

Date: May 11, 2022	By:	/s/ Robert Dunn
Robert Dunn
Chief Executive Officer

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